Exhibit 99.2

Contact: Richard E. Moran Jr. Executive Vice President	FOR RELEASE: April 21, 2008

and Chief Financial Officer

(310) 481-8483

or

Tyler H. Rose

Senior Vice President

and Treasurer

(310) 481-8484

KILROY REALTY CORPORATION REPORTS

FIRST QUARTER FINANCIAL RESULTS

LOS ANGELES, April 21, 2008 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its first quarter ended March 31, 2008 with net income available for common shareholders of $9.9 million, or $0.30 per share, compared to $16.5 million, or $0.51 per share, in the first quarter of 2007. First quarter 2007 net income included an $8.6 million gain related to property dispositions. Revenues from continuing operations in the first quarter totaled $70.8 million, up from $61.4 million in the prior year’s first quarter. Funds from operations (FFO) for the period totaled $30.2 million, or $0.87 per share, compared to $26.0 million, or $0.75 per share, in the year-earlier period.

All per-share amounts in this report are presented on a diluted basis.

“KRC had a solid first quarter, ending the period with stabilized occupancy just below 95%,” said John B. Kilroy, Jr., the company’s president and chief executive officer. “Given the economic uncertainty as we head deeper into 2008, we remain focused on leasing, delivering our under construction properties, and maintaining a strong balance sheet.”

KRC’s current development program encompasses four new office buildings in high-growth submarkets of San Diego County totaling approximately 400,000 square feet of rentable space. The four projects represent a total estimated investment of approximately $159 million, of which $117 million has been spent to date. They are 73% leased.

The company also has two redevelopment projects underway totaling just under 211,000 square feet of space. These two projects represent a total estimated incremental investment of approximately $27 million and are 49% leased.

Updated earnings guidance for 2008 will be discussed by KRC management during the company’s April 22, 2008 earnings conference call. The call will begin at 11:00 a.m. Pacific time and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 679-8037, reservation #37816935. A replay of the conference call will be available via phone through May 6, 2008 at (888) 286-8010, reservation #17724705, or via the Internet at the company’s website.

Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For over 60 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange and San Diego counties. Kilroy Realty currently has an in-process development and redevelopment pipeline of approximately 600,000 square feet. At March 31, 2008, the company owned 8.1 million rentable square feet of commercial office space and 3.9 million rentable square feet of industrial space. More information is available at www.kilroyrealty.com.

KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
Revenues from continuing operations	$70,802	$61,433
Revenues including discontinued operations	$70,802	$64,077
Net income available for common stockholders (1)	$9,864	$16,478
Weighted average common shares outstanding - basic	32,457	32,349
Weighted average common shares outstanding - diluted	32,555	32,485
Net income per share of common stock - basic	$0.30	$0.51
Net income per share of common stock - diluted	$0.30	$0.51
Funds From Operations (2), (3)	$30,199	$26,021
Weighted average common shares/units outstanding - basic (4)	34,646	34,600
Weighted average common shares/units outstanding - diluted (4)	34,744	34,737
Funds From Operations per common share/unit - basic (4)	$0.87	$0.75
Funds From Operations per common share/unit - diluted (4)	$0.87	$0.75
Common shares outstanding at end of period	32,732	32,698
Common partnership units outstanding at end of period	2,189	2,248

Total common shares and units outstanding at end of period	34,921	34,946

	March 31, 2008	March 31, 2007
Stabilized portfolio occupancy rates:
Office	94.8%	95.5%
Industrial	94.8%	91.0%

Weighted average total	94.8%	94.0%

Los Angeles	96.5%	93.8%
Orange County	94.4%	91.2%
San Diego	93.7%	98.2%
Other	99.6%	89.7%

Weighted average total	94.8%	94.0%

Total square feet of stabilized properties owned at end of period:
Office	8,089	7,835
Industrial	3,870	3,870

Total	11,959	11,705

(1)	Net income after minority interests.

(2)	Reconciliation of Net Income to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	March 31, 2008	December 31, 2007
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$324,779	$324,779
Buildings and improvements	1,733,794	1,719,700
Undeveloped land and construction in progress	347,699	324,077

Total real estate held for investment	2,406,272	2,368,556
Accumulated depreciation and amortization	(480,642)	(463,932)

Total real estate assets, net	1,925,630	1,904,624
Cash and cash equivalents	$4,881	$11,732
Restricted cash	11	546
Marketable securities	2,238	707
Current receivables, net	4,724	4,891
Deferred rent receivables, net	68,423	67,283
Notes receivable	10,938	10,970
Deferred leasing costs and acquisition related intangibles, net	53,335	54,418
Deferred financing costs, net	7,946	8,492
Prepaid expenses and other assets, net	7,783	5,057

TOTAL ASSETS	$2,085,909	$2,068,720

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt	$394,983	$395,912
Exchangeable senior notes, net	456,320	456,090
Unsecured senior notes	144,000	144,000
Unsecured line of credit	137,000	111,000
Accounts payable, accrued expenses and other liabilities	49,295	58,249
Accrued distributions	21,464	20,610
Deferred revenue and acquisition related liabilities	72,573	59,187
Rents received in advance and tenant security deposits	20,699	18,433

Total liabilities	1,296,334	1,263,481

MINORITY INTERESTS:
7.45% Series A Cumulative Redeemable Preferred units of the Operating Partnership	73,638	73,638
Common units of the Operating Partnership	37,563	38,309

Total minority interests	111,201	111,947

STOCKHOLDERS’ EQUITY:
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157
Common stock	327	328
Additional paid-in capital	653,101	658,894
Distributions in excess of earnings	(96,636)	(87,512)

Total stockholders’ equity	678,374	693,292

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$2,085,909	$2,068,720

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
REVENUES:
Rental income	$62,305	$54,433
Tenant reimbursements	8,193	5,896
Other property income	304	1,104

Total revenues	70,802	61,433

EXPENSES:
Property expenses	11,488	9,966
Real estate taxes	5,479	4,553
Provision for bad debts	455	(172)
Ground leases	395	403
General and administrative expenses	9,236	9,048
Interest expense	9,713	9,656
Depreciation and amortization	19,866	16,845

Total expenses	56,632	50,299

OTHER INCOME:
Interest and other investment income	157	619

Income from continuing operations before minority interests	14,327	11,753
Minority interests:
Distributions on Cumulative Redeemable
Preferred units	(1,397)	(1,397)
Minority interest in earnings of Operating Partnership attributable to continuing operations	(664)	(513)

Total minority interests	(2,061)	(1,910)

Income from continuing operations	12,266	9,843
Discontinued operations:
Revenues from discontinued operations		2,644
Expenses from discontinued operations		(1,603)
Net gain on dispositions of discontinued operations		8,626
Minority interest in earnings of Operating Partnership attributable to discontinued operations		(630)

Total income from discontinued operations	—	9,037

Net income	12,266	18,880
Preferred dividends	(2,402)	(2,402)

Net income available for common stockholders	$9,864	$16,478

Weighted average shares outstanding - basic	32,457	32,349
Weighted average shares outstanding - diluted	32,555	32,485
Net income per common share - basic	$0.30	$0.51

Net income per common share - diluted	$0.30	$0.51

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
Net income available for common stockholders	$9,864	$16,478
Adjustments:
Minority interest in earnings of Operating Partnership	664	1,143
Depreciation and amortization of real estate assets	19,671	17,026
Net gain on dispositions of discontinued operations		(8,626)

Funds From Operations (1), (2)	$30,199	$26,021

Weighted average common shares/units outstanding - basic	34,646	34,600
Weighted average common shares/units outstanding - diluted	34,744	34,737
Funds From Operations per common share/unit - basic	$0.87	$0.75

Funds From Operations per common share/unit - diluted	$0.87	$0.75

(1)	The Company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization of real estate assets, Management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

(2)	Reported amounts are attributable to common stockholders and common unitholders.